Exhibit 99.1

FOR IMMEDIATE RELEASE: September 30, 2015

M&T Bank Corporation Receives Approval for

Hudson City Bancorp Merger

PARAMUS, N.J. and BUFFALO, N.Y.—Hudson City Bancorp, Inc. (NASDAQ: HCBK) (“Hudson City”) and M&T Bank Corporation (NYSE: MTB) (“M&T”) announced today that M&T has received regulatory approval from the Federal Reserve to complete the merger with Hudson City.

The transaction is expected to be completed on or about November 1, 2015, pending approval by the New York State Department of Financial Services and the satisfaction of customary closing conditions.

“At M&T, we are deeply committed to the success of the customers and communities we serve, and we look forward to the opportunity to bring that strong commitment to Hudson City’s markets,” said Robert G. Wilmers, M&T Chairman and CEO. “M&T also brings a wider array of banking solutions and services. As a thrift, Hudson City focused primarily on deposits and mortgages. M&T will create a comprehensive banking franchise that provides a full range of checking and savings accounts, debit and credit cards, home equity and other lending options, investment and insurance services, small business and commercial banking services as well as our renowned wealth management and corporate trust solutions through Wilmington Trust.”

“In 2012, Hudson City developed a strategic plan to transform into a community commercial bank. When M&T approached us about a potential merger, we quickly realized that they had the business model we aspired to and that M&T could deploy it much more quickly for the benefit of our customers and the community. We also found their integrity and care for their customers was very similar to Hudson City’s values and culture. We believed it then and feel as strongly about it now,” added Denis J. Salamone, Chairman and Chief Executive Officer of Hudson City.

“We have reached this milestone thanks to the extremely hard working employees at M&T, and I am gratified by their commitment to strengthening and sustaining our risk and regulatory compliance programs as we position M&T for future growth. We also thank the employees of Hudson City and the shareholders of both organizations for their patience as we have been doing this work,” Mr. Wilmers said.

Hudson City operates 135 branches, which are located in New Jersey (97 branches), downstate New York (29 branches) and Fairfield County, Connecticut (9 branches).

Hudson City’s branches will continue to operate under the Hudson City name, as a division of M&T Bank, until they are converted to M&T’s network, which is expected to occur in the first quarter of 2016. Customers will receive additional information after the merger has been finalized.

Headquartered in Buffalo, N.Y., M&T has earned the highest possible Community Reinvestment Act (CRA) rating on every exam by the Federal Reserve since 1982, and committed more than $1.5 billion in community development loans in 2014 to support affordable housing and neighborhood revitalization. With $165.2 million in Small Business Administration (SBA) 7(a) loans made in federal fiscal year 2014, M&T was the 6th largest 7(a) SBA lender in the U.S. and the number one lender in most of its markets. And, M&T contributed $21.8 million to more than 3,300 not-for-profit organizations in 2014. Since 2012, M&T has opened three new commercial banking offices in New Jersey, and now operates a total of seven offices in the state housing 140 employees responsible for commercial banking, residential mortgages, investment and insurance services and wealth management.

Under the terms of the merger agreement, each Hudson City share will be exchanged for consideration valued at 0.08403 of an M&T share in the form of either M&T common stock or cash, based upon the election of each Hudson City shareholder, subject to proration as specified in the merger agreement (which provides for an aggregate split of total consideration of approximately 60% common stock of M&T and approximately 40% cash). The deadline for shareholders of Hudson City to elect the form of consideration they wish to receive in the transaction is expected to be 5:00 p.m., Eastern Daylight Time, on Friday, October 30, 2015. Election materials will be mailed on or about September 30, 2015 to holders of record of Hudson City common stock at the close of business on September 21, 2015.

Shareholders with questions regarding the election materials or who wish to obtain copies of the election materials should contact Georgeson, the Information Agent for the merger, at 866-482-5026.

Copies of the joint proxy statement/prospectus dated February 22, 2013, which includes the merger agreement as Annex A, as well as other filings containing information about M&T and Hudson City, may be obtained at the SEC’s website, www.sec.gov. Copies of the joint proxy statement/prospectus, the merger agreement and amendments thereto and other SEC filings of M&T and Hudson City are also available for free on M&T’s website, www.mtb.com, or Hudson City’s website, www.hcsbonline.com, or from M&T or Hudson City upon written or oral request to either of the foregoing.

About Hudson City Bancorp, Inc.

Hudson City Bancorp is a Delaware corporation organized in 1999 and serves as the holding company of its only subsidiary, Hudson City Savings Bank. Hudson City Savings Bank conducts its operations out of its corporate offices in Paramus in Bergen County, New Jersey and through 135 banking offices in the New York metropolitan area.

About M&T Bank Corporation

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of Hudson City and M&T. Such forward-looking statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City and M&T, and their respective strategies, plans, objectives, expectations, and intentions, including the merger, and other statements contained in this release that are not historical facts. Hudson City’s and M&T’s ability to predict results or the actual effect of future plans or strategies, including the merger and Hudson City’s implementation of its Strategic Plan, is inherently uncertain and actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. They can be affected by inaccurate assumptions Hudson City and M&T might make or by known or unknown risks and uncertainties. Factors that could cause assumptions to be incorrect include, but are not limited to, changes in interest rates, general economic conditions, legislative, regulatory and public policy changes, further delays in closing the merger and the ability of Hudson City or M&T to obtain regulatory approvals and meet other closing conditions to the merger. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. For a summary of important factors that could affect Hudson City’s forward-looking statements, please refer to Hudson City Bancorp, Inc.’s filings with the Securities and Exchange Commission (“SEC”) available at www.sec.gov. For a summary of important factors that could affect M&T’s forward-looking statements, please refer to M&T’s filings with the SEC available at www.sec.gov. Neither Hudson City nor M&T intends to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

Contacts:

M&T Bank Corporation

Media:

C. Michael Zabel

716-842-5385

mzabel@mtb.com

Investors:

Donald J. MacLeod

716-842-5138

dmacleod@mtb.com

Hudson City Bancorp, Inc.

Susan Munhall

201-967-8290

smunhall@hcsbnj.com